                                                                   Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fidelity National Corporation and subsidiaries of our report dated April 3, 1997, included in the 1996 Annual Report to Shareholders of Fidelity National Corporation and subsidiaries, and to the incorporation by reference in the Registration Statement (Form S-8 No. 33- 11877) pertaining to the Employee Stock Purchase Plan of Fidelity National Corporation and in the Registration Statement (Form S-3 No. 33-11879) of Fidelity National Corporation and in the related prospectus of our report dated April 3, 1997, with respect to the consolidated financial statements of Fidelity National Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


Atlanta, Georgia                                           /s/ Ernst & Young LLP
April 14, 1997                                             ---------------------